EXHIBIT 10.2

                        FORM OF SERVICING AGREEMENT










                            SERVICING AGREEMENT


                                  between


                           CONSUMERS FUNDING LLC
                                   Issuer


                                    and


                          CONSUMERS ENERGY COMPANY
                                  Servicer






                        Dated as of [________], 2001





                             TABLE OF CONTENTS


                                 ARTICLE I
                                Definitions

                                                                           Page

SECTION 1.01  Definitions.....................................................1
SECTION 1.02  Other Definitional Provisions...................................1

                                 ARTICLE II
                 Appointment and Authorization of Servicer

SECTION 2.01  Appointment of Servicer; Acceptance of Appointment..............2
SECTION 2.02  Authorization...................................................2
SECTION 2.03  Dominion and Control over Transferred Securitization Property...2

                                ARTICLE III
                              Billing Services

SECTION 3.01  Duties of Servicer..............................................3
SECTION 3.02  Collection and Allocation of the Securitization Charges.........4
SECTION 3.03  Payment of Securitization Charge Collections....................5
SECTION 3.04  Servicing and Maintenance Standards.............................5
SECTION 3.05  Servicer's Certificates.........................................6
SECTION 3.06  Annual Statement as to Compliance...............................6
SECTION 3.07  Annual Independent Certified Public Accountants' Report.........6
SECTION 3.08  Securitization Property Documentation...........................7
SECTION 3.09  Computer Records; Audits of Documentation.......................7
SECTION 3.10  Defending Transferred Securitization Property Against Claims....8
SECTION 3.11  Opinions of Counsel.............................................8

                                 ARTICLE IV
           Services Related to Securitization Charge Adjustments

SECTION 4.01  Securitization Charge Adjustments...............................9

                                 ARTICLE V
                                The Servicer

SECTION 5.01  Representations and Warranties of Servicer......................9
SECTION 5.02  Indemnities of Servicer; Release of Claims.....................11
SECTION 5.03  Merger or Consolidation of, or Assumption of the
              Obligations of Servicer........................................13
SECTION 5.04  Assignment of Servicer's Obligations...........................14
SECTION 5.05  Limitation on Liability of Servicer............................14
SECTION 5.06  Consumers Not To Resign as Servicer............................15
SECTION 5.07  Monthly Servicing Fee..........................................15
SECTION 5.08  Servicer Expenses..............................................15
SECTION 5.09  Subservicing...................................................15
SECTION 5.10  No Servicer Advances...........................................15
SECTION 5.11  Remittances....................................................15
SECTION 5.12  Protection of Title............................................16

                                 ARTICLE VI
                              Servicer Default

SECTION 6.01  Servicer Default...............................................16
SECTION 6.02  Notice of Servicer Default.....................................18
SECTION 6.03  Waiver of Past Defaults........................................18
SECTION 6.04  Appointment of Successor.......................................18
SECTION 6.05  Cooperation with Successor.....................................19

                                ARTICLE VII
                          Miscellaneous Provisions

SECTION 7.01  Amendment......................................................19
SECTION 7.02  Notices........................................................20
SECTION 7.03  Limitations on Rights of Others................................20
SECTION 7.04  Severability...................................................20
SECTION 7.05  Separate Counterparts..........................................21
SECTION 7.06  Headings.......................................................21
SECTION 7.07  GOVERNING LAW..................................................21
SECTION 7.08  Assignment to the Trustee......................................21
SECTION 7.09  Nonpetition Covenants..........................................21
SECTION 7.10  Termination....................................................21

ANNEX 1       Securitization Charge Adjustment Process and Reports--
ANNEX 2       Securitization Calculation Process

APPENDIX a    Master Definitions




         SERVICING AGREEMENT, dated as of [_______], 2001, by and between CONSUMERS FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and CONSUMERS ENERGY COMPANY, a Michigan corporation ("Consumers"), as the servicer of the Securitization Property hereunder (together with each successor to Consumers (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04, the "Servicer").


                            W I T N E S S E T H:

         WHEREAS Consumers is willing to service the Transferred
Securitization Property purchased from the Seller by the Issuer pursuant to the Sale Agreement between the Issuer and the Seller; and

         WHEREAS the Issuer, in connection with ownership of Transferred Securitization Property, desires to engage Consumers to carry out the functions described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                                Definitions

         SECTION 1.01 Definitions. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

         SECTION 1.02 Other Definitional Provisions.

         (a) "Agreement" means this Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         (b) Non-capitalized terms used herein which are defined in the Customer Choice Act, as the context requires, have the meanings assigned to such terms in the Customer Choice Act, but without giving effect to amendments to the Customer Choice Act after the date hereof.

         (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Annex, Schedule and Exhibit references contained in this Agreement are references to Sections, Annexes, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                 ARTICLE II

                 Appointment and Authorization of Servicer

         SECTION 2.01 Appointment of Servicer; Acceptance of Appointment. Subject to Section 5.06 and Article VI, the Issuer hereby appoints Consumers and Consumers hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer in accordance with the terms of this Agreement. This appointment and Consumers' acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

         SECTION 2.02 Authorization. With respect to all or any portion of the Transferred Securitization Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to:

         (a) execute and deliver, on behalf of itself, the Issuer, or both, as the case may be, any and all instruments, documents or notices, and

         (b) on behalf of itself, the Issuer, or both, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the MPSC.

         The Issuer shall furnish the Servicer with such documents as have been prepared by the Servicer for execution by the Issuer, and with such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

         SECTION 2.03 Dominion and Control over Transferred Securitization Property. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer shall have dominion and control over the Transferred Securitization Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Transferred Securitization Property. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Transferred Securitization Property, in each case unless such action is required by law or court or regulatory order.

                                ARTICLE III

                              Billing Services

         SECTION 3.01 Duties of Servicer. The Servicer, as agent for the Issuer (to the extent provided herein), shall have the following duties:

         (a) Duties of Servicer Generally. The Servicer will manage, service, administer and effect collections in respect of the Securitization Charges. The Servicer's duties will include:

                  (i) obtaining meter reads, calculating and billing the Securitization Charges and collecting from Customers all Securitization Charge Collections;

                  (ii) responding to inquiries by Customers, Alternative Electric Suppliers, if any, the MPSC, or any federal, local or other state governmental authority with respect to the Securitization Charges;

                  (iii) delivering bills or arranging for delivery of bills, accounting for Securitization Charge Collections, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports, to the Issuer, the Trustee, the Securitization Bondholders, the Securities and Exchange Commission and the Rating Agencies, subject in the case of processing and depositing collections, making periodic remittances and furnishing periodic reports pursuant to the provisions of the Intercreditor Agreement;

                  (iv) settling, as the agent for the Issuer, as its interest may appear, defaulted or written off accounts in accordance with the Servicer's usual and customary practices for accounts of its own electric service customers; and

                  (v) taking action in connection with Securitization Charge Adjustments as is set forth herein.

         Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be limited in their entirety by the provisions of the Customer Choice Act, the Financing Order and any applicable MPSC Regulations, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to Securitization Charge Adjustments, data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex 1 hereto.

         (b) Notification of Laws and Regulations. The Servicer shall promptly notify the Issuer, the Trustee and the Rating Agencies in writing of any laws or MPSC Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

         (c) Other Information. Upon the reasonable request of the Issuer, the Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Trustee or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Transferred Securitization Property to the extent it is reasonably available to the Servicer, that may be reasonably necessary and permitted by law for the Issuer, the Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder. In addition, so long as any of the Securitization Bonds of any Series are outstanding, the Servicer shall provide to the Issuer and to the Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Securitization Charges.

         (d) Alternative Electric Suppliers. The Servicer shall not permit Alternative Electric Suppliers to bill and collect the Securitization Charge unless it is required to do so by law.

         SECTION 3.02 Collection and Allocation of the Securitization
Charges.

         (a) The Servicer shall use all reasonable efforts, consistent with its customary servicing procedures, to collect all amounts owed in respect of the Securitization Charges as and when the same shall become due and shall follow such collection procedures as it follows with respect to collection activities that Consumers conducts for itself or others. The Servicer shall not change the amount of or reschedule the due date of any scheduled payment by Customers of the Securitization Charges, except as contemplated in this Agreement or as required by law or court order or MPSC Regulations; provided, however, that the Servicer may take any of the foregoing actions to the extent that such action would be in accordance with customary billing and collection practices of Consumers with respect to billing and collection activities that it conducts for itself or others.

         (b) The amount of Securitization Charge Collections during any Billing Month of the Servicer shall be determined in accordance with the allocation methodology set forth in Annex 2 hereto.

         (c) Consumers' other charges may include gas charges which may be billed together with electric charges and all other charges which Consumers may be permitted to bill and collect from Customers on their utility bills. If there is more than one Series of Securitization Bonds, the Servicer shall allocate Securitization Charge Collections among such Series, pro rata, based on the respective outstanding amounts payable and scheduled to be paid with respect to such Series.

         (d) The Servicer is without authority or responsibility to collect tax charges authorized by the Financing Order, nor does the Servicer have any control over any amounts received with respect to such tax charges.

         SECTION 3.03 Payment of Securitization Charge Collections.

         (a) On each Monthly Remittance Date, for so long as the Servicer has satisfied the conditions of Section 5.11, the Servicer shall remit to the Trustee the amount of Securitization Charge Collections received by the Trustee during the immediately preceding Billing Month of the Servicer. On each Daily Remittance Date, for so long as the Servicer has not satisfied the conditions of Section 5.11, the Servicer shall remit to the Trustee the amount of Securitization Charge Collections received by the Trustee during the second preceding Business Day.

         (b) The Servicer agrees and acknowledges that it holds all Securitization Charge Collections collected by it for the benefit of the Issuer and that all amounts will be remitted by the Servicer in accordance with this Agreement without any surcharge, fee (other than the Servicing Fee under Section 5.07 hereunder, offset, charge or other deduction and without making any claim to reduce its obligation to remit all Securitization Charge Collections collected by it.

         SECTION 3.04 Servicing and Maintenance Standards. The Servicer shall, on behalf of the Issuer:

         (a) manage, service, administer and make collections in respect of the Transferred Securitization Property with reasonable care and in material compliance with applicable law, including all applicable MPSC Regulations, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

         (b) follow standards, policies and procedures in performing its duties as Servicer that are customary in the electric distribution industry;

         (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain the Issuer's and the Trustee's rights in respect of the Transferred Securitization Property; and

         (d) calculate the Securitization Charges in compliance with the Customer Choice Act, the Financing Order and any applicable tariffs;

except where the failure to comply with any of the foregoing would not materially and adversely affect the Issuer's or the Trustee's interest in the Transferred Securitization Property. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of the Transferred Securitization Property, which, in the Servicer's judgment, may include the taking of legal action pursuant to Section 3.10 or otherwise. Notwithstanding the foregoing, the Servicer shall not change its customary and usual practices and procedures in any manner that would materially and adversely affect the Issuer's or the Trustee's interest in the Transferred Securitization Property unless it shall have provided the Rating Agencies with prior written notice.

         SECTION 3.05 Servicer's Certificates. The Servicer will provide to the Issuer and to the Trustee the statements and data specified in Annex 1.

         SECTION 3.06 Annual Statement as to Compliance. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, on or before March 31 of each year, beginning March 31, 2002 to and including March 31 succeeding the retiring of the Securitization Bonds, an Officers'
Certificate, stating that:

                  (a) a review of the activities of the Servicer during the preceding calendar year (or relevant portion thereof in the case of the first such Officer's Certificate) and of its performance under this Agreement has been made under such officers' supervision, and

                  (b) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, describing each such default.

         SECTION 3.07 Annual Independent Certified Public Accountants'
Report.

         (a) The Servicer shall cause a firm of independent certified public accountants (which may also provide other services to the Servicer or Consumers) to prepare, and the Servicer shall deliver to the Issuer, to the Trustee and to each Rating Agency, on or before March 31 of each year, beginning March 31, 2002 to and including the March 31 succeeding the retirement of all Securitization Bonds, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, to the effect that such firm has performed certain procedures in connection with the Servicer's compliance with its obligations under this Agreement during the preceding calendar year (or, in the case of the first Annual Accountant's Report, the period of time from the Initial Transfer Date until December 31, 2002), identifying the results of such procedures and including any exceptions noted. In the event such accounting firm requires the Trustee or the Issuer to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants in effect from time to time.

         SECTION 3.08 Securitization Property Documentation. To assure uniform quality in servicing the Transferred Securitization Property and to reduce administrative costs, the Servicer shall keep on file, in accordance with its customary procedures, all Securitization Property Documentation.

         SECTION 3.09 Computer Records; Audits of Documentation.

         (a) Safekeeping. The Servicer shall maintain accurate and complete accounts, records and computer systems pertaining to the Transferred Securitization Property and the Securitization Property Documentation in accordance with its standard accounting procedures and in sufficient detail to permit calculation of the Securitization Charge Collections to be remitted from time to time to the Trustee pursuant to Section 3.03 and to enable the Issuer to comply with this Agreement and the Indenture. The Servicer shall conduct, or cause to be conducted, periodic audits of the Securitization Property Documentation held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer and the Trustee, as pledgee of the Issuer, to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and to the Trustee any failure on the Servicer's part to hold the Securitization Property Documentation and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Trustee of the Securitization Property Documentation. The Servicer's duties to hold the Securitization Property Documentation on behalf of the Issuer set forth in this Section 3.09(a), to the extent such Securitization Property Documentation has not been previously transferred to a successor Servicer, shall terminate three years after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer pursuant to the provisions of this Agreement or (ii) no Securitization Bonds of any Series are outstanding.

         (b) Maintenance of and Access to Records. The Servicer shall maintain the Securitization Property Documentation at 212 W. Michigan Avenue, Jackson, Michigan 49201, or at such other office as shall be specified to the Issuer and to the Trustee by written notice not later than 30 days prior to any change in location. The Servicer shall permit the Issuer and the Trustee or their respective duly authorized representatives, attorneys, agents or auditors at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Transferred Securitization Property, the Securitization Charges and the Securitization Property Documentation. The failure of the Servicer to provide access to such information as a result of an obligation or applicable law (including MPSC Regulations) prohibiting disclosure of information regarding Customers shall not constitute a breach of this
Section 3.09(b).

         SECTION 3.10 Defending Transferred Securitization Property Against Claims. The Servicer shall institute and maintain any action or proceeding necessary to compel performance by the MPSC or the State of Michigan of any of their obligations or duties under the Customer Choice Act or the Financing Order with respect to the Transferred Securitization Property, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Customer Choice Act or the Financing Order, as the case may be, or the rights of holders of Transferred Securitization Property that would be adverse to Securitization Bondholders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Consumers' electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to Consumers under the Customer Choice Act and the Financing Order. The costs of any such action reasonably allocated by the Servicer to the Transferred Securitization Property shall be payable from Securitization Charge Collections as an Operating Expense in accordance with the Indenture. The Servicer's obligations pursuant to this Section 3.10 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Servicer may be required to advance its own funds to satisfy its obligations under this Section 3.10).

         SECTION 3.11 Opinions of Counsel. The Servicer shall deliver to the Issuer and to the Trustee:

         (a) promptly after the execution and delivery of this Agreement and of the Sale Agreement and of each amendment hereto or thereto, and on each Transfer Date, an Opinion of Counsel either:

                  (i) to the effect that, in the opinion of such counsel, all UCC filings that are necessary to perfect the security interest of the Trustee in the Transferred Securitization Property have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                  (ii) to the effect that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such security interest based on law in existence on the date of such opinion; and

         (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Initial Transfer Date, an Opinion of Counsel, dated as of a date during such 90-day period, either:

                  (i) to the effect that, in the opinion of such counsel, all UCC filings have been executed and filed that are necessary to perfect the security interest of the Trustee in the Transferred Securitization Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                  (ii) to the effect that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such security interest based on law in existence on the date of such opinion.

Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to maintain the perfection of such security interest based on law in existence on the date of such opinion.


                                 ARTICLE IV

           Services Related to Securitization Charge Adjustments

         SECTION 4.01 Securitization Charge Adjustments. The Servicer shall perform the calculations and take the actions relating to adjusting the Securitization Charges, as set forth in Annex 1.


                                 ARTICLE V

                                The Servicer

         SECTION 5.01 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of each Transfer Date, on which the Issuer has relied and will rely in acquiring Transferred Securitization Property and in entering into this Agreement. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Transferred Securitization Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Transferred Securitization Property.

         (b) Due Qualification. The Servicer has duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of property or the conduct of its business (including the servicing of the Transferred Securitization Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or adversely affect the servicing of the Transferred Securitization Property).

         (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

         (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any material indenture, material agreement or other material instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Servicer or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

         (f) Approvals. Except for filings with the MPSC for adjusting the Securitization Charges pursuant to Section 4.01 and Annex 1, filing of financing statements under the UCC and UCC continuation filings, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:

                  (i) seeking to prevent the issuance of the Securitization Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents;

                  (ii) except as disclosed in writing by the Servicer to the Issuer, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents; or

                  (iii) relating to the Servicer and which might materially and adversely affect the federal or state tax attributes of the Securitization Bonds.

         (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the MPSC by the Servicer on behalf of the Issuer with respect to the Securitization Charges or Securitization Charge Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are based upon historical performance, current conditions and reasonable expectations.

         SECTION 5.02 Indemnities of Servicer; Release of Claims.

         (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

         (b) The Servicer shall indemnify the Issuer and the Trustee (for itself and on behalf of the Securitization Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of:

                  (i) the Servicer's wilful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or the Servicer's reckless disregard of its obligations and duties under this Agreement;

                  (ii) the Servicer's breach of any of its representations or warranties in this Agreement; and

                  (iii) litigation and related expenses relating to its status and obligations as Servicer,

provided, however, that the Servicer shall not be liable for any consequential, exemplary or punitive damages, nor for any Losses resulting from the willful misconduct, bad faith or gross negligence of any Person indemnified pursuant to this Section 5.02(b) (each, an "Indemnified Person") or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer's breach.

         Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 5.02(b), notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 5.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party against an Indemnified Person for which indemnification may be sought under this Section 5.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 5.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

         (c) The Servicer shall indemnify the Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the wilful misconduct, bad faith or gross negligence of the Trustee; provided, however, that the foregoing indemnity is extended to the Trustee solely in its individual capacity and not for the benefit of the Securitization Bondholders or any other Person. Any such amounts payable under this
Section 5.02(c) with respect to the Trustee shall be deposited in the General Subaccount and distributed in accordance with the Indenture.

         (d) The Servicer's indemnification obligations under Section 5.02(b) and (c) for events occurring prior to the removal or resignation of the Trustee or the termination of this Agreement shall survive the resignation or removal of the Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the Trustee's reasonable attorneys' fees and expenses).

         (e) Except to the extent expressly provided for in the Basic Documents (including the Servicer's claims with respect to the Monthly Servicing Fees and Consumers' claim for payment of the purchase price of the Transferred Securitization Property), the Servicer hereby releases and discharges the Issuer (including its Member, Managers, officers, employees and agents, if any), and the Trustee (including its respective officers, directors and agents) (collectively, the "Released Parties") from any and all actions, claims and demands whatsoever, which the Servicer shall or may have against any such Person relating to the Transferred Securitization Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

         (f) The indemnification obligation of the Servicer under this
Section 5.02 shall be pari passu with all other general unsecured obligations of the Servicer.

         SECTION 5.03 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person:

         (a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

         (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

         (e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer,

which Person in any of the foregoing cases (a) through (e) executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, provided that:

                  (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

                  (ii) the successor Servicer shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

                  (iii) the successor Servicer shall have delivered to the Issuer and to the Trustee an Opinion of Counsel either:

                        (A) stating that, in the opinion of such counsel, all filings to be made by the Servicer, including UCC filings, that are necessary to perfect the security interest of the Trustee in the Transferred Securitization Property have been executed and filed and reciting the details of such filings, or

                        (B) stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such security interest based on law in existence on the date of such opinion;

                  (iv) the Rating Agencies shall have received prior written notice of such transaction (although there is no requirement of any Rating Agency Confirmation);

                  (v) the Servicer shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Servicer), which may be based on a ruling from the Internal Revenue Service, to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Issuer, the Trustee or the then existing Securitization Bondholders; and

                  (vi) any applicable requirements of the Intercreditor Agreement have been satisfied.

The Servicer shall not consummate any transaction referred to in subclauses
(a), (b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with subclauses (i) through (v) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 5.03, then upon the satisfaction of all of the other conditions of this Section 5.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

         SECTION 5.04 Assignment of Servicer's Obligations. The Servicer may not assign its rights or obligations hereunder to any successor unless the Rating Agency Condition and any other condition specified in the Financing Order and the Intercreditor Agreement have been satisfied.

         SECTION 5.05 Limitation on Liability of Servicer. The Servicer shall not be liable to the Issuer or the Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Securitization Property in accordance with this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability.

         SECTION 5.06 Consumers Not To Resign as Servicer. Subject to the provisions of Sections 5.03 and 5.04, Consumers shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of Consumers shall be communicated to the Issuer, the Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer has assumed the servicing obligations and duties hereunder of the Servicer in accordance with Section 6.04.

         SECTION 5.07 Monthly Servicing Fee. The Issuer agrees to pay the Servicer the Monthly Servicing Fee with respect to all Series of Securitization Bonds. For so long as Consumers is the Servicer, the Monthly Servicing Fee shall be $195,246.67. The foregoing Monthly Servicing Fee constitutes a fair and reasonable price for the obligations to be performed by the Servicer.

         SECTION 5.08 Servicer Expenses. Except as otherwise expressly provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and counsel, taxes imposed on the Servicer and expenses incurred in connection with reports to Securitization Bondholders.

         SECTION 5.09 Subservicing. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided further that the Servicer shall remain obligated and be liable to the Issuer, the Trustee and the Securitization Bondholders for the servicing and administering of the Transferred Securitization Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Transferred Securitization Property. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Trustee or the Securitization Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 5.06.

         SECTION 5.10 No Servicer Advances. The Servicer shall not make any advances of interest on or principal of the Securitization Bonds.

         SECTION 5.11 Remittances.

         (a) The Servicer shall remit Securitization Charge Collections (from whatever source) in accordance with Section 3.03, and all proceeds of other Collateral of the Issuer, if any, received by the Servicer, to the Trustee for deposit pursuant to the Indenture, not later than each Daily Remittance Date. The Servicer shall promptly remit any Indemnity Amounts paid or received by it immediately to the Trustee for deposit pursuant to the Indenture.

         (b) Notwithstanding the foregoing clause (a), as long as:
----------

                  (i) Consumers or any successor to Consumers' electric distribution business remains the Servicer, and

                  (ii) no Servicer Default has occurred and is continuing, and

                        (A) Consumers or such successor obtains and maintains a short-term rating of "A-1"or better by Standard & Poor's, "P-1" or better by Moody's and "F-1" or better by Fitch (and for five Business Days following a reduction in any such rating), or

                        (B)   the Rating Agency Condition has been
                              otherwise satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with),

         the Servicer need not make the daily remittances required by clause (a), but in lieu thereof, shall remit all Securitization Charge Collections (from whatever source) in accordance with
         Section 3.03, and all proceeds of other Collateral of the Issuer, if any, received by the Servicer during the preceding Billing Month of the Servicer (or in the case of the first monthly remittance following remittance pursuant to clause (a), since the last Daily Remittance Date) to the Trustee for deposit pursuant to the Indenture, not later than the corresponding Monthly Remittance Date.

         SECTION 5.12 Protection of Title. The Servicer shall execute and file such filings and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Trustee in the Transferred Securitization Property, including all filings required under the UCC relating to the transfer of ownership of or a security interest in the Transferred Securitization Property by the Seller to the Issuer or the security interest granted by the Issuer to the Trustee in the Transferred Securitization Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.


                                 ARTICLE VI

                              Servicer Default

         SECTION 6.01 Servicer Default. If any one of the following events (a "Servicer Default") occurs and is continuing:

         (a) any failure by the Servicer to remit to the Trustee, on behalf of the Issuer, any required remittance that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Issuer or the Trustee; or

         (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

                  (i) materially and adversely affects the Transferred Securitization Property or the rights of the Securitization Bondholders, and

                  (ii) continues unremedied for a period of 60 days after written notice of such failure has been given to the Servicer by the Issuer or by the Trustee or after discovery of such failure by an officer of the Servicer; or

         (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Securitization Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer or the Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

         (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Trustee, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, but subject to the provisions of the Intercreditor Agreement, by notice then given in writing to the Servicer (a "Termination Notice") may terminate all the rights and obligations (other than the indemnification obligations set forth in Section 5.02 hereof and the obligation under Section 6.04 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default specified in Section 6.01(a) above, the Issuer and the Trustee shall be entitled to apply to the MPSC or any court of competent jurisdiction for sequestration and payment to the Trustee of revenues arising with respect to the Transferred Securitization Property.

                  On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Transferred Securitization Property, the related Securitization Charges or otherwise, shall, upon appointment of a successor Servicer pursuant to Section 6.04, without further action, pass to and be vested in such successor Servicer and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Securitization Property Documentation and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Transferred Securitization Property or the related Securitization Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Securitization Property Documentation to the successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Securitization Property Documentation to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 6.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of Consumers as Servicer shall not terminate Consumers' rights or obligations under the Sale Agreement.

         SECTION 6.02 Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 6.01. Such notice shall also be given by publication in an Authorized Newspaper, so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require.

         SECTION 6.03 Waiver of Past Defaults. The Trustee, with the consent of Holders of the majority of the outstanding principal amount of the Securitization Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Trustee of Securitization Charge Collections in accordance with Section
3.03. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         SECTION 6.04 Appointment of Successor.

         (a) Upon the Servicer's receipt of a Termination Notice pursuant to Section 6.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Monthly Servicing Fees, until a successor Servicer has assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer's removal or resignation hereunder, the Trustee, as assignee of the Issuer, shall appoint a successor Servicer, with the consent of the Holders of a majority of the outstanding principal amount of the Securitization Bonds of all Series, but subject to the provisions of the Intercreditor Agreement, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a new Servicer has not been appointed and accepted such appointment, the Trustee may petition the MPSC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if:

                           (i) such Person is not prevented from performing the duties of the Servicer pursuant to the Customer Choice Act, the MPSC Regulations, the Financing Order and this Agreement;

                           (ii) the Rating Agency Condition has been satisfied; and

                           (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement.

                  (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Monthly Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of the Agreement.

         (c) The successor Servicer may resign only if it is prohibited from serving as such by applicable law.

         SECTION 6.05 Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder, including, without limitation, furnishing to the Successor Servicer all information necessary to calculate the securitization charge collections.


                                ARTICLE VII

                          Miscellaneous Provisions

         SECTION 7.01 Amendment. This Agreement may be amended by the Servicer and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

         Prior to the execution of any amendment to this Agreement, each of the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.11. Each of the Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects its own rights, duties or immunities under this Agreement or otherwise.

         SECTION 7.02 Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

         (a) in the case of the Servicer, at Consumers Energy Company, 212
W. Michigan Avenue, Jackson, Michigan 49201;

         (b) in the case of the Issuer, at Consumers Funding LLC, 212 W. Michigan Avenue, Suite M-1029, Jackson, Michigan 49201;

         (c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

         (d) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

         (e) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

         (f) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 7.03 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Trustee, on behalf of itself and the Securitization Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 7.04 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 7.05 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 7.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 7.07 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 7.08 Assignment to the Trustee. (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Securitization Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Securitization Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

         (b) In no event shall the Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 7.09 Nonpetition Covenants. Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Securitization Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed by the Issuer under any Interest Rate Swap Agreement, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         SECTION 7.10 Termination. This Agreement shall terminate when all Securitization Bonds have been retired, redeemed or defeased in full.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.



                                    CONSUMERS FUNDING LLC,
                                          as Issuer


                                    By:
                                         ------------------------------------
                                          Name:
                                          Title: Manager


                                    CONSUMERS ENERGY COMPANY,
                                          as Servicer


                                    By:
                                         ------------------------------------
                                          Name:
                                          Title:


                                    Acknowledged and Accepted:

                                    THE BANK OF NEW YORK,
                                          as Trustee


                                    By:
                                         ------------------------------------
                                          Name:
                                          Title:






                                  ANNEX 1

                                     to

                            SERVICING AGREEMENT


                  The Servicer agrees to comply with the following with respect to Consumers Funding LLC (the "Issuer"):

                  SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A to the Servicing Agreement dated as of [______], 2001, between the Issuer and Consumers, as Servicer.

                  SECTION 2. Trustee and Servicer Payment Date Statements. At least one Business Day before each date on which distributions to the Trustee and the Servicer are to be made pursuant to Sections 8.02(d) and
(e) of the Indenture, the Servicer shall provide the Trustee with a statement setting forth the amounts to be distributed to each of the Trustee and Servicer pursuant to such sections.

                  SECTION 3. Payment Date Statements. At least one Business Day before each Payment Date, the Servicer shall provide to the Issuer, the Trustee, each Rating Agency and for so long as any Securitization Bonds are listed on the Luxembourg Stock Exchange, any listing agent in Luxembourg and notice that such report is available shall be published in an Authorized Newspaper, a statement indicating:

                  1. the amount to be paid to Securitization Bondholders of each Series and Class in respect of principal on such Payment Date;

                  2. the amount to be paid to Securitization Bondholders of each Series and Class in respect of interest on such Payment Date;

                  3. the Projected Securitization Bond Balance and the Securitization Bond Balance for each Series and Class as of that Payment Date (after giving effect to the payments on such Payment Date);

                  4.       the amount on deposit in the
                           Overcollateralization Subaccount for each Series and the Scheduled Overcollateralization Level for each Series, as of that Payment Date (after giving effect to the transfers to be made from or into the Overcollateralization Subaccount on such Payment Date);

                  5. the amount on deposit in the Capital Subaccount for each Series as of that Payment Date (after giving effect to the transfers to be made from or into the Capital Subaccount on such Payment
                           Date);

                  6. the amount, if any, on deposit in the Reserve Subaccount as of that Payment Date (after giving effect to the transfers to be made from or into the Reserve Subaccount on such Payment Date);

                  7. the amount, if any, to be paid to any Swap Counterparty (on a gross and a net basis, separately stated) under any Interest Rate Swap Agreement on or before such Payment Date; and

                  8. the amount of any transfers and payments to be made on such Payment Date pursuant to Sections 8.02(d), (e), (f), (g), and (i) of the
                           Indenture.

                  SECTION 4. Remittance Date Statements. At least one Business Day before each Remittance Date, but not more frequently than monthly, the Servicer shall prepare and furnish to the Issuer and the Trustee a statement setting forth the amount to be remitted by the Servicer to the Trustee for deposit on such Remittance Date pursuant to the Indenture.

                  SECTION 5.  Securitization Charge Adjustments.

                  (a) Prior to each Calculation Date, the Servicer shall calculate

                           (i) the Securitization Bond Balance as of the Payment Date immediately preceding the next Adjustment Date (a written copy of which shall be delivered by the Servicer to the Trustee within five days following such Calculation Date), and

                           (ii) the revised Securitization Charges with respect to the Transferred Securitization Property in respect of each Adjustment Date such that the Servicer projects that Securitization Charge Collections therefrom allocable to the Issuer will be sufficient so that:

                           (A) the Securitization Bond Balance on the Payment Date immediately preceding the next Adjustment Date will equal the Projected Securitization Bond Balance as of such date, taking into account any amounts on deposit in the Reserve Subaccount,

                           (B)      the amount on deposit in the
                                    Overcollateralization Subaccount on the
                                    Payment Date immediately preceding the
                                    next Adjustment Date will equal the
                                    Scheduled Overcollateralization Level
                                    for such date, taking into account
                                    amounts on deposit in the Reserve
                                    Subaccount,

                           (C) the amount on deposit in the Capital Subaccount on the Payment Date immediately preceding the next Adjustment Date will equal its required level for such date, taking into account any amounts on deposit in the Reserve Subaccount,

                           (D) the amount on deposit in the Reserve Subaccount on the Payment Date immediately preceding the next Adjustment Date will equal zero, and

                           (E) the Securitization Charge Collections will provide for (i) amortization of the remaining outstanding principal amount of each Series in accordance with the Expected Amortization Schedule therefor, (ii) payment of interest on each Series when due, payment of any amounts under any Interest Rate Swap Agreement, (iii) payment of all Operating Expenses of the Issuer when due in accordance with the Indenture, and (iv) deposits to the
                                    Overcollateralization Subaccount such
                                    that the balance therein will equal the
                                    Scheduled Overcollateralization Level
                                    on the Payment Date immediately
                                    preceding the next Adjustment Date.

                  (b) On or before each Calculation Date, the Servicer shall file an Adjustment Request with the MPSC. This filing shall include the data specified in the Financing Order.

                  (c)      On each Adjustment Date, the Servicer shall

                           (i) take all reasonable actions and make all reasonable efforts to effectuate all adjustments to the Securitization Charges, and

                           (ii) promptly send to the Trustee copies of all material notices and documents relating to such adjustments.

                  (d) On each Adjustment Date, the Servicer shall provide Moody's with a schedule indicating any changes to the Securitization Charges.

                  (e) If deemed appropriate by the Servicer to protect Securitization Bondholders and to remedy a significant and recurring variance between actual and expected Securitization Charge Collections, the Servicer shall make "non-routine" filings with the MPSC as authorized by the Financing Order, for adjustments to the Securitization Charge to assure timely payment of the periodic payment requirements of the Issuer set forth in the Indenture. Such filings shall be made at least 90 days prior to the proposed effective date of the proposed adjustments.



                   ANNEX 2 ___ to the Servicing Agreement
                          Dated ___________, 2001


                          Consumers Energy Company
                     Securitization Calculation Process


The following three processes will be used by Consumers Energy Company, as Servicer, under the Servicing Agreement for calculating the daily amounts of Securitization Charges to be remitted to the Trustee for deposit in the Collection Account not later than the Remittance Date:

         Standard Process

         Initial Start-Up Process

         Process for Rate Changes Resulting from a True-Up Adjustment

Terms are used herein as defined in Appendix A - Master Definitions to the Servicing Agreement. The customer billing and collections referred to in this Annex 2 are billings to and collections from Consumers' electric and combined electric and gas customers.

Standard Process

1. Each business day that customer billing and collections are processed, a file is created from the billing systems containing the billing data (rate class, total charges billed, Securitization Charges billed and KWh delivered) and a file is created with collection data (collection amount by rate class).

2. Billing Data: For an entire Billing Month the total Securitization Charges billed by the Servicer for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class to customers for such Billing Month, creating the Securitization Ratio. This information will be used for the subsequent Billing Month's calculation process. (Monthly Ratio Analysis)

3. Collection Data: Each business day after collections are received the total dollar amount collected by rate class is multiplied by the prior Billing Month's Securitization Ratio. This amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer's Report)

4. Monthly Summary: At the end of each Billing Month the total of the daily collections for that period are summarized and reported to the Trustee. (Monthly Servicer's Report)

Initial Start-Up

The standard process will be modified during the first three Billing Months following the Transfer Date of the Initial Transferred Securitization Property under the Sale Agreement. The first such Billing Month requires the calculation of the amount of Securitization Charges for the prior Billing Month and collections for all three of those Billing Months must take into account payment history by adjustment based on the Collection Curves for the applicable Billing Month.

First Billing Month

1. Billing Data: The amount of Securitization Charges that would have been billed during the Billing Month prior to actual securitization billing is calculated. The total Securitization Charges that would have been billed for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class to provide the Securitization Ratio. This will be done to the input files from the billing systems and then processed as described above. (Monthly Ratio Analysis)

2. Collection Data: For the first of the three Billing Months, the daily amounts of Securitization Charges collected are adjusted to reflect the time lag between the customer receiving the bill and the Servicer receiving payment. To accomplish this, the amounts collected from the billing systems will be multiplied by the first months Collection Curve Percentage. Standard processing is then performed. (Daily Servicer's Report)

3. Monthly Summary: At the end of the month the total Securitization Charges collected are summarized and reported to the Trustee. (Monthly Servicer's Report)

Months Two and Three

1 Billing Data: For the preceding Billing Month the total Securitization Charges for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class. This billing rate information is then used for the current Billing Month's calculation process. (Monthly Ratio Analysis)

2. Collection Data: For the second and third Billing Months, the daily amounts of Securitization Charges collected are adjusted to reflect the time lag between the customer receiving the bill and the Servicer receiving payment. To accomplish this, the amounts collected from the billing systems during the second Billing Month are multiplied by the cumulative first and second months' Collection Curve Percentage, and the amounts collected from the billing systems during the third Billing Month are multiplied by the cumulative first, second and third months' Collection Curve Percentage. Standard processing is then performed. (Daily Servicer's Report)

         In the fourth Billing Month and thereafter, standard processing is performed based upon 100% of the amounts billed and collected.

3. Monthly Summary: At the end of each Billing Month the total Securitization Charges collected are summarized and reported to the Trustee. (Monthly Servicer's Report)


Rate Changes Resulting from a True-Up Adjustment

The first two Billing Months after a Securitization Charge rate change resulting from an annual or quarterly true-up, special processing is required to (a) reflect the fact that during the Billing Month prior to the change the Securitization Charge was billed under the old rate and (b) amounts collected for the first two months after the change will reflect payments for both old and new billing amounts resulting from the old and new rates.

First Rate-Change Billing Month

To calculate the appropriate Securitization Ratio for the first Billing Month after the rate change:

         Collections Applicable to Prior Rate

         1. Collection Data: For the first Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections of the Securitization Charges billed under the prior Securitization Charge rate. To accomplish this, the collection amounts from the billing systems are multiplied by 1 minus the first Billing Month's Collection Curve Percentage. Standard processing is then performed on these amounts using the prior month's Securitization Ratio. (Daily Servicer's Report)

         Collections Applicable to Current Rate

         2. Billing Data: For the first Billing Month, the amount of securitization charges billed is recalculated by multiplying the KWh delivered for each rate class by the new rate. The total calculated Securitization Charges billed for each rate class are divided by the total charges billed by Consumers and the Servicer for each rate class. This information is then used for this Billing Month's second calculation process (point 3 below). (Monthly Ratio Analysis)

         3. Collection Data: For the first Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the new rate. To accomplish this, the collection amounts from the billing systems are multiplied by the first Billing Month Collection Curve Percentage. Standard processing is then performed using the recalculated month's Securitization Ratio.
                  (Daily Servicer's Report)

         4. Summarized Collection Data: For the first Billing Month, the Daily Servicer's Reports (points 1 and 3 above) are summarized into one set of reports to the Trustee. This amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer's Report)

Second Rate Change Month

To calculate the appropriate Securitization Ratio for the second Billing Month after the rate change:

         Collection Applicable to Prior Rate

         1. Billing Data: For the second Billing Month, the amount of Securitization Charges collected is recalculated by multiplying the KWh billed by the prior Securitization Charge rate. The total calculated Securitization Charges billed are divided by the total charges billed by Consumers and the Servicer for each rate class. This information is then used for this month's second calculation process (point 2).
                  (Monthly Ratio Analysis)

         2. Collection Data: For the second Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the prior rate applicable to each rate class. To accomplish this, the collection amounts from the billing systems are multiplied by 1 minus the cumulative first and second Billing Months' Collection Curve Percentage. Standard processing on these amounts is then performed using the recalculated month's ratio. (Daily Servicer's Report)

         Collection Applicable to Current Rate

         3. Collection Data: For the second Billing Month, the daily amounts of Securitization Charges collected must be adjusted to reflect the collections billed under the new Securitization Charge rate. To accomplish this, the collection amounts from the billing systems are multiplied by the cumulative first and second Billing Months' Collection Curve Percentage. Standard processing is then performed using the prior month ratios. (Daily Servicer's Report)

         4. Summarized Collection Data: For the second Billing Month, the daily servicer's reports (points 2 and 3 above) are summarized into one set of reports to the Trustee. This amount is the total Securitization Charges collected, which will be remitted to the Trustee on a daily basis. (Daily Servicer's Report)



                                 APPENDIX A

                             MASTER DEFINITIONS


The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.03(a) of the Indenture.

         Adjustment Date means (a) the first day of the first billing cycle of the Servicer in December of each year through December 2013 and
         (b) thereafter, as long as the Securitization Bonds are outstanding, the first day of the first billing cycle of the Servicer in March, June, September and December of each year, beginning with the billing cycle for December 2014.

         Adjustment Request means an application filed by the Servicer with the MPSC for a Securitization Charge Adjustment pursuant to
         Section 4(b) of the Issuer Annex.

         Administration Agreement means the Administration Agreement dated as of [________], between Consumers, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means Consumers, as administrator under the Administration Agreement, and each successor to Consumers, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Alternative Electric Suppliers means any third party, including any electric generation supplier, providing billing or metering services, licensed by the MPSC pursuant to relevant provisions of the Customer Choice Act, the MPSC Regulations and the Financing Order.

         Annual Accountant's Report has the meaning assigned to that term in Section 3.07 of the Servicing Agreement.

         Authorized Denominations means, with respect to any Series or Class of Securitization Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

         Authorized Officer means, with respect to the Issuer, (a) any Manager and, (b) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

         Basic Documents means the Formation Documents, the Sale Agreement, any Intercreditor Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, the Securities Account Control Agreement and any Interest Rate Swap Agreement, as each may be amended or supplemented from time to time.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Securitization Property by the Seller to the Issuer.

         Billing Month means the schedule for current month billings (each billing month includes 21 billing segments regardless of the number of days in the current calendar month). For uniformity of customer billings each customer's meter is read every 27 to 33 days and billed in one of the 21 monthly billing segments.

         Book-Entry Securitization Bonds means beneficial interests in the Securitization Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
         Section 2.11 of the Indenture.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Jackson, Michigan, or in the City of New York, New York [or, with respect to any Securitization Bonds listed on the Luxembourg Stock Exchange, in Luxembourg,] are required or authorized by law or executive order to remain closed.

         Calculation Date means the day which is at least 45 days before each Adjustment Date on which the Servicer files an Adjustment Request.

         Capital Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Class means, with respect to any Series, any one of the classes of Securitization Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and the treasury regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

         Collection Curve means, with respect to a Billing Month, the forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the Billing Months for which the Collection Curve Ratio will be applied to determine the amount of Securitization Charges collected.

         Collection Curve Percentage means a forecast of the percentages of amounts billed in a particular month that are expected to be received during that month:

                  Current Billing Month's Collections:               40.08%
                  First Prior Billing Month's Collections:           45.09%
                  Second Prior Billing Month's Collections:          14.84%

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Consumers means Consumers Energy Company, a Michigan corporation.

         Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 5 Penn Plaza-16th floor, New York, New York 10001-1803, Attention: Corporate Trust-Asset Backed Securities (ABS), or at such other address as the Trustee may designate from time to time by notice to the Securitization Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Securitization Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Customers means all electric customers taking delivery of electricity from Consumers or its successor on its MPSC-approved rate schedules and special contracts.

         Customer Choice Act means the Customer Choice and Electricity Reliability Act as set forth in Michigan Public Acts 2000 PA 141 and 2000 PA 142 and effective on June 5, 2000.

         Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under
         Section 3.03(a)(ii) of the Servicing Agreement.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Definitive Securitization Bonds has the meaning specified in
         Section 2.11 of the Indenture.

         Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about [_________], relating to the Securitization Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

                  (a)      a bank;

                  (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

                  (c)      a credit union;

                  (d) a national securities exchange, registered securities association or clearing agency; or

                  (e) a savings association that is a participant in a securities transfer association.

         Eligible Institution means:

                  (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

                  (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

                           (i)      has either

                                    (A)     with respect to any Eligible
                                            Investment having a maturity of
                                            greater than one month, a
                                            long-term unsecured debt rating
                                            of "AA-" by Standard & Poor's
                                            and Fitch and "Aa3" by Moody's,
                                            or

                                    (B)     with respect to any Eligible
                                            Investment having a maturity
                                            one month or less, a
                                            certificate of deposit rating
                                            of "A-1+" by Standard & Poor's
                                            and "P-1" by Moody's, or any
                                            other long-term, short-term or
                                            certificate of deposit rating
                                            acceptable to the Rating
                                            Agencies, and

                           (ii)     whose deposits are insured by the FDIC.

         Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or -------- ------- contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than Consumers) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

                  (d) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

                  (e) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

                  (f) bankers' acceptances issued by any depositary institution or trust company referred to in clause (b) above;

                  (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

                  (h) repurchase obligations with respect to any security or whole loan entered into with

                           (i)      a financial institution (acting as
                                    principal) described in clause (b)
                                    above,

                           (ii) a broker/dealer (acting as principal) registered as a broker or dealer under
                                    Section 15 of the Exchange Act (any
                                    broker/dealer being referred to in this
                                    definition as a "broker/dealer"), the
                                    unsecured short-term debt obligations
                                    of which are rated P-1 by Moody's and
                                    A-1+ by Standard & Poor's at the time
                                    of entering into this repurchase
                                    obligation, or

                           (iii)    an unrated broker/dealer, acting as
                                    principal, that is a wholly- owned
                                    subsidiary of a non-bank or bank
                                    holding company the unsecured
                                    short-term debt obligations of which
                                    are rated P-1 by Moody's and A-1+ by
                                    Standard & Poor's at the time of
                                    purchase; or

                  (i)      any other investment permitted by each Rating Agency;

         provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least A1 and a short term rating of at least P-1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

                  (a) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

                  (b) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

         Eligible Securities Account means either:

                  (a)      a segregated trust account with an Eligible
                           Institution or

                  (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Event of Default has the meaning specified in Section 5.01 of the Indenture.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Securitization Bonds, the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

         Final Maturity Date means, for each Series or, if applicable, each Class of Securitization Bonds, the date by which all principal of and interest on such Series or Class of Securitization Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Securitization Property.

         Financing Order means the Opinion and Order issued on October 24, 2000 and the Order Granting Rehearing issued on January 12, 2001 by the MPSC (MPSC Docket Number U- 12505) with respect to Consumers.

         Fitch means Fitch, Inc., or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or Securitization Bondholder means the Person in whose name a Securitization Bond of any Series or Class is registered in the Securitization Bond Register.

         Indemnified Person has the meaning specified in Section 5.02 of the Servicing Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of [______], 2001 between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Securitization Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

                  (a) is in fact independent of the Issuer, any other obligor upon the Securitization Bonds,
                           Consumers, the Servicer (if different from Consumers) and any Affiliate of any of the foregoing Persons,

                  (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons, and

                  (c) is not connected with the Issuer, any such other obligor, Consumers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
         11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Purchase Price has the meaning set forth in Section 2.01(a) of the Sale Agreement.

         Initial Transfer Date means the Series Issuance Date for the first Series of Securitization Bonds.

         Initial Transferred Securitization Property means the
         Securitization Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Insolvency Event means, with respect to a specified Person,

                  (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

                  (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Intercreditor Agreement means: (i) the Intercreditor Agreement dated as of November , 2001 (the "Initial Intercreditor Agreement"), among Consumers, the Trustee, the Issuer, Canadian Imperial Bank of Commerce and Asset Securitization Cooperative Corporation, as amended and supplemented from time to time; or
         (ii) any subsequent intercreditor agreement entered into by the Trustee pursuant to Section 18(b) of the Initial Intercreditor Agreement

         Interest means, for any Payment Date for any Series or Class of Securitization Bonds, the sum, without duplication, of:

                  (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

                  (b) any unpaid interest, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

                  (c) if the Securitization Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

                  (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

         Interest Rate means, with respect to each Series or Class of Securitization Bonds, the rate at which interest accrues on the principal balance of Securitization Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any interest rate swap agreement entered into by the Issuer with respect to any Series or Class of Securitization Bonds, including, without limitation, the ISDA Master Agreement and the related Schedule and Confirmation between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time.

         Issuer means Consumers Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Annex means Annex 1 of the Servicing Agreement.

         Issuer Certificate of Formation means the Amended and Restated Certificate of Formation of the Issuer which was filed with the
         Delaware Secretary of State's Office on [           ], 2001, as
         the same may be amended or supplemented from time to time.

         Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and Consumers, as sole Member, dated as of [_______], 2001, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

         Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever, but excluding consequential, exemplary or punitive damages.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Member means Consumers, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Michigan UCC means the Uniform Commercial Code, as in effect in the State of Michigan, as amended from time to time.

         Monthly Remittance Date means the [ ] day of each calendar month (or if such day is not a Business Day, the following Business
         Day).

         Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section
         5.07 of the Servicing Agreement.

         Moody's means Moody's Investors Service, Inc., or its successor.

         MPSC means the Michigan Public Service Commission or its successor.

         MPSC Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the MPSC, as in effect from time to time.

         Officers' Certificate means, with respect to a corporation, a certificate signed by the chairman of the board, the president, the vice chairman of the board, any executive vice president, any vice president, the treasurer or the secretary of such company.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.09 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to Consumers, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

         Outstanding with respect to Securitization Bonds means, as of the date of determination, all Securitization Bonds theretofore authenticated and delivered under the Indenture except:

                  (a) Securitization Bonds theretofore canceled by the Securitization Bond Registrar or delivered to the Securitization Bond Registrar for cancellation;

                  (b) Securitization Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securitization Bonds; provided, however, that if such Securitization Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

                  (c) Securitization Bonds in exchange for or in lieu of other Securitization Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Securitization Bonds are held by a protected purchaser;

         provided that in determining whether the Holders of the requisite Outstanding Amount of the Securitization Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Securitization Bonds owned by the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securitization Bonds that the Trustee knows to be so owned shall be so disregarded. Securitization Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securitization Bonds and that the pledgee is not the Issuer, any other obligor upon the Securitization Bonds, Consumers or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding Securitization Bonds or, if the context requires, all Outstanding Securitization Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date, without regard to investment earnings.

         Overcollateralization Amount means, with respect to any Series of Securitization Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in
         Section 8.02(a) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in
         Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Securitization Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of Securitization Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         Predecessor Securitization Bond means, with respect to any particular Securitization Bond, every previous Securitization Bond evidencing all or a portion of the same debt as that evidenced by such particular Securitization Bond; and, for the purpose of this definition, any Securitization Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Securitization Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Securitization Bond.

         Principal means, with respect to any Payment Date and each Series or Class of Securitization Bonds:

                   (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

                   (b) the amount of principal due on the Final Maturity Date of any Series or Class if such Payment Date is the Final Maturity Date;

                   (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Securitization Bonds;

                   (d) the amount of principal and premium, if any, due as a result of a redemption of Securitization Bonds on such Payment Date; and

                   (e)     any overdue payments of principal.

         Pro Rata has the meaning set forth in Section 8.02(h) of the Indenture.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected Securitization Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each Outstanding Series of Securitization Bonds as of such date.

         Rating Agency means, as of any date, any rating agency rating the Securitization Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency and the notification from each Rating Agency to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Securitization Bonds.

         Record Date has the meaning set forth in each Supplemental
         Indenture.

         Redemption Date means, with respect to each Series or Class of Securitization Bonds, the date for the redemption of the Securitization Bonds of such Series or Class pursuant to Sections
         10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

         Redemption Price has the meaning set forth in Section 10.01 of the Indenture.

         Refunding Issuance means an issuance of a new Series of Securitization Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Securitization Bonds, all or part of the Securitization Bonds of such Series or Class to the extent permitted by the terms thereof.

         Released Parties has the meaning specified in Section 5.02(e) of the Servicing Agreement.

         Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

         Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

         Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Responsible Officer means, with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any vice president, assistant vice president, trust officer, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Indenture.

         Retiring Trustee has the meaning specified in Section 6.08(b) of the Indenture.

         Sale Agreement means the Sale Agreement dated [________], 2001 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule B of the Series Supplement.

         Secured Obligations has the meaning set forth in the Granting Clause of the Indenture.

         Securities Account Control Agreement means the securities account control agreement dated as of [ ], 2001, by and between Consumers Funding LLC, as debtor, the Trustee as the secured party and The Bank of New York, in its capacity as securities intermediary thereunder.

         Securitization Bond means any of the Securitization Bonds (as defined in the Customer Choice Act) issued by the Issuer pursuant to the Indenture.

         Securitization Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Securitization Bonds on such date.

         Securitization Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

         Securitization Charge means the nonbypassable amounts to be charged for the use or availability of electric services (but does not include tax charges authorized by the Financing Order), approved by the MPSC under the Financing Order, to fully recover qualified costs, to be collected by Consumers, its successors or an assign, as provided for in the Financing Order.

         Securitization Charge Adjustment means each adjustment to the Securitization Charge related to the Transferred Securitization Property made in accordance with Section 4.01 of the Servicing Agreement, the Issuer Annex and the Financing Order.

         Securitization Charge Collections means amounts received by the Servicer in respect of the Securitization Charge as determined by the Servicer in accordance with the allocation methodology set forth in Annex 2 to the Servicing Agreement.

         Securitization Property has the meaning assigned to that term in the Customer Choice Act and as approved with respect to Consumers in the Financing Order, provided that Securitization Charge Collections with respect to the Securitization Property shall be determined in accordance with the allocation methodology set forth in Annex 2 to the Servicing Agreement.

         Securitization Property Documentation means all documents relating to the Transferred Securitization Property, including copies of the Financing Order and all documents filed with the MPSC in connection with any Securitization Charge Adjustment.

         Securitization Ratio means for an entire Billing Month the total Securitization Charges billed by the Servicer for each rate class divided by the total charges billed by Consumers and the Servicer for each rate class to customers for such Billing Month. Customers for this purpose refers to Consumers' electric and combination electric and gas customers. For purposes of allocation to daily collection calculations of Securitization Charges collected, the rates shall be adjusted for the differences in the number of billing days in the respective Billing Months.
         Seller means Consumers, in its capacity as seller of the Securitization Property to the Issuer pursuant to the Sale Agreement.

         Series means any series of Securitization Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Issuance Date means, with respect to any Series, the date on which the Securitization Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Securitization Bonds, as the same may be amended or supplemented from time to time.

         Servicer means Consumers, as the servicer of the Securitization Property, and each successor to Consumers (in the same capacity) pursuant to Section 5.03, 5.04 or 6.04 of the Servicing Agreement.

         Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

         Servicing Agreement means the Servicing Agreement dated as of [________], 2001 between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Special Member has the meaning set forth in the Issuer LLC
         Agreement.

         Standard & Poor's, or S&P, means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor.

         State means any one of the 50 states of the United States of America or the District of Columbia.

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

         Subsequent Sale means the sale of additional Securitization Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

         Subsequent Transfer Date means the date that a sale of Subsequent Transferred Securitization Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Subsequent Transferred Securitization Property means
         Securitization Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

         Successor Servicer has the meaning specified in Section 3.19(i) of the Indenture.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

         Termination Notice has the meaning specified in Section 6.01(d) of the Servicing Agreement.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Transferred Securitization Property means Securitization Property which has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture, or any successor Trustee under the Indenture.

         UCC means the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         Underwriting Agreement means the Underwriting Agreement dated as of [_________], 2001 among the Seller, the Issuer and Morgan Stanley & Co., Incorporated, on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.